LIMITED ACCESS State Street Corporation Fourth Quarter 2012 Financial Highlights January 18, 2013 Exhibit 99.3

2 Forward-Looking Statements This presentation contains forward-looking statements as defined by United States securities laws, including statements relating to our goals and expectations regarding our business, financial condition, (including without limitation, our capital ratios under Basel III), results of operations, investment portfolio performance and strategies, the financial and market outlook, governmental and regulatory initiatives and developments, and the business environment. Forward-looking statements are often, but not always, identified by such forward-looking terminology as "plan," "expect," "look," "believe," "anticipate," "estimate," "seek," "may," "will," "trend," "target,” and "goal," or similar statements or variations of such terms. These statements are not guarantees of future performance, are inherently uncertain, are based on current assumptions that are difficult to predict and involve a number of risks and uncertainties. Therefore, actual outcomes and results may differ materially from what is expressed in those statements, and those statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to January 18, 2013. Important factors that may affect future results and outcomes include, but are not limited to: the financial strength and continuing viability of the counterparties with which we or our clients do business and to which we have investment, credit or financial exposure, including, for example, the direct and indirect effects on counterparties to the current sovereign debt risks in Europe and other regions; financial market disruptions or economic recession, whether in the U.S., Europe or other regions internationally; increases in the volatility of, or declines in the level of, our net interest revenue, changes in the composition of the assets recorded in our consolidated statement of condition and the possibility that we may be required to change the manner in which we fund those assets; the liquidity of the U.S. and international securities markets, particularly the markets for fixed-income securities and inter-bank credits, and the liquidity requirements of our clients; the level and volatility of interest rates and the performance and volatility of securities, credit, currency and other markets in the U.S. and internationally; the credit quality, credit agency ratings, and fair values of the securities in our investment securities portfolio, a deterioration or downgrade of which could lead to other-than-temporary impairment of the respective securities and the recognition of an impairment loss in our consolidated statement of income; our ability to attract deposits and other low-cost, short-term funding, and our ability to deploy deposits in a profitable manner consistent with our liquidity requirements and risk profile; the manner in which the Federal Reserve and other regulators implement the Dodd-Frank Act, Basel III, European legislation with respect to banking and financial activities and other regulatory initiatives in the U.S. and internationally, including regulatory developments that result in changes to our structure or operating model, increased costs or other changes to the provision of our services; adverse changes in required regulatory capital ratios, whether arising under the Dodd-Frank Act, Basel II or Basel III, or due to changes in regulatory positions or regulations in jurisdictions in which we engage in banking activities; increasing requirements to obtain necessary approvals of the Federal Reserve and our other regulators for the use, allocation or distribution of our capital or for other specific capital actions or programs, including acquisitions, dividends and equity repurchases, without which our growth plans, distributions to shareholders, equity purchase programs or other capital initiatives may be restricted; changes in law or regulation that may adversely affect our, our clients' or our counterparties' business activities and the products or services that we sell, including additional or increased taxes or assessments thereon, capital adequacy requirements and changes that expose us to risks related to compliance; the maintenance of credit agency ratings for our debt and depository obligations as well as the level of credibility of credit agency ratings; delays or difficulties in the execution of our previously announced Business Operations and Information Technology Transformation program, which could lead to changes in our estimates of the charges, expenses or savings associated with the planned program, resulting in increased volatility of our earnings; the results of, and costs associated with, government investigations, litigation, and similar claims, disputes, or proceedings; the possibility that our clients will incur substantial losses in investment pools for which we act as agent, and the possibility of significant reductions in the valuation of assets; adverse publicity or other reputational harm; dependencies on information technology, complexities and costs of protecting the security of our systems and difficulties with protecting our intellectual property rights; our ability to grow revenue, attract and/or retain and compensate highly skilled people, control expenses and attract the capital necessary to achieve our business goals and comply with regulatory requirements; potential changes to the competitive environment, including changes due to regulatory and technological changes, the effects of consolidation, and perceptions of State Street as a suitable service provider or counterparty; potential changes in how clients compensate us for our services, and the mix of services that clients choose from us; the risks that acquired businesses and joint ventures will not achieve their anticipated financial and operational benefits or will not be integrated successfully, or that the integration will take longer than anticipated, that expected synergies will not be achieved or unexpected disynergies will be experienced, that client and deposit retention goals will not be met, that other regulatory or operational challenges will be experienced and that disruptions from the transaction will harm relationships with clients, employees or regulators; the ability to complete acquisitions, divestitures and joint ventures, including the ability to obtain regulatory approvals, the ability to arrange financing as required and the ability to satisfy closing conditions; our ability to recognize emerging needs of clients and to develop products that are responsive to such trends and profitable to the company; the performance of and demand for the products and services we offer, including the level and timing of redemptions and withdrawals from our collateral pools and other collective investment products; and the potential for new products and services to impose additional costs on us and expose us to increased operational risk; our ability to measure the fair value of the investment securities recorded in our consolidated statement of condition; our ability to control operating risks, data security breach risks, information technology systems risks and outsourcing risks, and our ability to protect our intellectual property rights, the possibility of errors in the quantitative models we use to manage our business and the possibility that our controls will prove insufficient, fail or be circumvented; changes in accounting standards and practices; and changes in tax legislation and in the interpretation of existing tax laws by U.S. and non-U.S. tax authorities that affect the amount of taxes due. Other important factors that could cause actual results to differ materially from those indicated by any forward-looking statements are set forth in our 2011 Annual Report on Form 10-K and our subsequent SEC filings. We encourage investors to read these filings, particularly the sections on risk factors, for additional information with respect to any forward-looking statements and prior to making any investment decision. The forward-looking statements contained in this presentation speak only as of the date hereof, January 18, 2013, and we do not undertake efforts to revise those forward-looking statements to reflect events after that date. This presentation presents certain highlights of, and also material supplemental to, State Street’s news release announcing i ts fourth-quarter 2012 financial results. That news release contains a more detailed discussion of many of the matters described in this presentation and is accompanied by detailed financial tables. This presentation is designed to be reviewed together with that news release, which is available on State Street’s website at www.statestreet.com/stockholder and is incorporated herein by reference.

3 • GAAP-basis EPS of $1.00 compared to $1.36 in Q3 ’12; up 32% from Q4 ’11 • GAAP-basis revenue increased 4% to $2.45 billion from Q3 ’12; up 6% from Q4 ’11 • Operating-basis(1) EPS of $1.11 increased 12% from Q3 ’12; up 19% from Q4 ’11 • Achieved positive operating leverage(2) of 20 bps vs. Q3 ’12 and 220 bps vs. Q4 ’11 • Equity markets improved, but clients remained conservative in their investment allocations for most of the quarter due to the global economic environment and uncertainty surrounding the U.S. fiscal cliff • Total operating-basis revenue(1) increased 3% to $2.5 billion from Q3 ’12; up 7% from Q4 ’11 • Core total asset servicing and asset management fees increased 4% to $1.41 billion from Q3 ’12; up 12% from Q4 ’11 – Goldman Sachs Administration Services (GSAS) acquisition was completed and contributed $24 million to revenue and $13 million to expenses for the quarter • New business – New asset servicing mandates of $649 billion – 94 new alternative asset servicing mandates – Net new assets to be managed by SSgA of $24 billion, excluding net outflows in cash collateral pools – New business pipeline remains strong and well diversified (1) Includes operating-basis financial information, where noted. Operating-basis financial results are a non-GAAP presentation. Refer to the addendum included with this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. (2) Operating leverage is defined as the rate of growth of total revenue less the rate of growth of total expenses, each as determined on an operating basis. Fourth-Quarter 2012 Financial Highlights(1)

4 Fourth-Quarter 2012 Financial Highlights(1) (Continued) • Market-driven revenues – Foreign-exchange revenue increased 2.6% from third quarter of 2012 due to higher revenue from direct foreign- exchange trading, partially offset by lower volatility – Securities finance declined 18.7% from third quarter due to lower spreads and volumes – Operating-basis net interest margin (NIM)(1) was 1.36% compared to 1.44% in Q3 ’12 • Expense management – Controlled expenses on a sequential-quarter and year-over-year quarter basis while continuing to support organic growth, acquisitions and increased regulatory requirements – Business Operations and Information Technology Transformation program – Achieved incremental pre-tax expense savings(2) of $112 million for 2012 as certain savings programs were accelerated during the quarter – Estimated cumulative pre-tax expense savings(2) since 2010 and through the end of 2012 were $198 million – Continue to expect 2013 incremental pre-tax expense savings(2) to be $220 million and overall program run- rate savings(2) to be in the range of $575 to $625 million by 2015, unchanged from initial plan – Achieved a full-year 2012 operating-basis(1) compensation and benefits expense-to-revenue ratio of 39.4% – Recorded $139 million of pre-tax acquisition and restructuring costs, primarily related to targeted staff reductions expected to be substantially completed during 2013 to better align expenses with the business outlook for 2013 (1) Includes operating-basis financial information, where noted. Operating-basis financial highlights are a non-GAAP presentation. Refer to the addendum included with this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. (2) Estimated pre-tax expense savings relate only to the Business Operations and Information Technology Transformation program and are based on projected improvement from total 2010 operating-basis expenses of $6.18 billion; actual total expenses of the Company have increased since 2010, and may in the future increase or decrease, due to other factors.

5 Fourth-Quarter 2012 Financial Highlights(1) (Continued) • Strong capital position – Returned capital to shareholders through common stock purchases and dividends – Purchased 10.9 million shares of common stock in the fourth quarter at an average price of $43.99 for $480 million under current $1.8 billion common stock purchase plan – In 2012, purchased 33.4 million shares of common stock at an average price of $43.11 per share for $1.4 billion; $360 million remains available for purchase through March 2013 – Declared a $0.24 per share common stock dividend in the fourth quarter; declared $0.96 per share in common stock dividends in full-year 2012 – Capital ratios remain strong (1) – Submitted 2013 CCAR to the Federal Reserve on January 7th – Tier 1 common ratio was 17.1% at December 31, 2012 – Estimated pro forma tier 1 common ratio was 11.9% at December 31, 2012, under the recent U.S. Basel III Notices of Proposed Rulemaking (NPRs)(2), including the impact of scheduled run-off and anticipated reinvestment of investment portfolio assets affected by SSFA through January 1, 2015 (1) See page 13. (2) Basel III capital ratios reflect the impact estimated by State Street of the Notices of Proposed Rulemaking (NPRs) issued by federal banking regulators in June 2012 regarding capital, primarily the application of the Simplified Supervisory Formula Approach (SSFA) to the investment portfolio. The capital rules in the NPR are not final. This estimate is subject to change based on regulatory clarifications, further analysis, the results of industry comment on the NPRs and other factors. Refer to the addendum included with this presentation for information concerning the specified capital ratios and for reconciliations of the Basel III tier 1 common ratio to the tier 1 common ratio calculated under currently applicable regulatory guidelines.

6 Summary of Fourth-Quarter GAAP-Basis 2012 Financial Results $ in millions, except per share data Q4'12 Q3'12 Q4'11 vs Q3'12 vs Q4'11 Revenue 2,449$ 2,356$ 2,315$ 3.9% 5.8 % Expenses 1,864$ 1,415$ 1,784$ 31.7% 4.5 % EPS 1.00$ 1.36$ 0.76$ (26.5)% 31.6 % ROE 9.3% 13.3% 7.8 % Average diluted shares outstanding 467.5 480.0 490.3 % change

7 Summary of Full-Year 2012 GAAP-Basis Financial Results $ in millions, except per share data 2012 2011 % change Revenue 9,649$ 9,594$ 0.6 % Expenses 6,886$ 7,058$ (2.4)% EPS 4.20$ 3.79$ 10.8 % ROE 10.3% 10.0% Average diluted shares outstanding 481.1 496.1

8 Summary of Fourth-Quarter 2012 Operating-Basis (Non-GAAP) Financial Results(1) (1) Results presented on an operating basis, a non-GAAP presentation. Refer to the addendum included with this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. (2) Operating leverage is defined as the rate of growth of total revenue less the rate of growth of expenses, each as determined on an operating basis. Achieved Positive Operating Leverage of 20 bps and 220 bps, respectively, on a sequential-quarter and year-ago quarter basis(2) $ in millions, except per share data Q4'12 Q3'12 Q4'11 vs Q3'12 vs Q4'11 Revenue 2,463$ 2,387$ 2,301$ 3.2% 7.0% Expenses 1,714$ 1,664$ 1,636$ 3.0% 4.8% EPS 1.11$ 0.99$ 0.93$ 12.1% 19.4% ROE 10.3% 9.6% 9.5% Average diluted shares outstanding 467.5 480.0 490.3 % change

9 Summary of Full-Year 2012 Operating-Basis (Non-GAAP) Financial Results(1) (1) Results presented on an operating basis, a non-GAAP presentation. Refer to the addendum included with this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. (2) Operating leverage is defined as the rate of growth of total revenue less the rate of growth of expenses, each as determined on an operating basis. Achieved Positive Operating Leverage of 3 bps on a full-year basis(2) $ in millions, except per share data 2012 2011 % change Revenue 9,730$ 9,564$ 1.7% Expenses 6,905$ 6,789$ 1.7% EPS 3.95$ 3.73$ 5.9% ROE 9.7% 9.9% Average diluted shares outstanding 481.1 496.1

STATE STREET.

Operating-Basis (Non-GAAP) Revenue[1]

$ in millions	Q4'12	% change Q3'12	% change Q4'11
Servicing fees	$ 1,150	4.5%	8.8%
Investment management fees	260	3.6	28.7
Trading services	243	4.7	(11.0)
Securities finance	74	(18.7)	(17.8)
Processing fees and other	115	36.9	91.7
Net interest revenue	600	(1.8)	4.0
Gains (Losses) related to investment securities, net	21	16.7	(50.0)
Total operating-basis revenue	$ 2,463	3.2%	7.0%

Strength in Core Servicing and Management Fees

Key Drivers

- Sequential-quarter growth of servicing fees due to acquired GSAS business, net new business, and stronger global equity markets; growth over Q4 '11 primarily driven by stronger global equity markets, net new business and acquisitions
- Management fees up over Q4 '11 from stronger equity markets, net new business, and higher performance fees
- Trading services increased from Q3 '12 due to strength in both transition management and FX; declined from Q4 '11 due to lower FX volatility
- Decline in securities finance from both periods due to lower spreads and volumes
- Processing fees and other increased on a sequential-quarter basis due to higher joint venture revenue as well as the sale of a Lehman Brothers-related asset; increase from Q4 '11 was due to a negative fair-value adjustment recorded in Q4 '11 and higher revenue from tax-advantaged investments
- NIR lower than Q3 '12 due to lower yields from earning assets; operating-basis NIM of 1.36% for the quarter and 1.46% for the full year

(1) Results presented on an operating basis, a non-GAAP presentation. Refer to the addendum included with this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information.

10

11 Operating-Basis (Non-GAAP) Expenses(1) Key Drivers • Compensation and employee benefits flat sequentially; up from Q4 ’11 primarily due to higher overall compensation and benefits costs, expenses added by the acquired GSAS business, partially offset by savings from Business Operations and IT Transformation program • Q4 ’12 compensation as a % of total revenue was 37.2% including the tax-equivalent adjustment associated with tax-advantaged investments and 37.7% excluding this adjustment, all calculated on an operating-basis(1); see page 24 • Information systems and communications up from Q3 ’12 and Q4 ’11, due to costs related to transition activities in connection with the Business Operations and IT Transformation program, as well as additional costs to support growth in the business • Transaction processing costs up from Q3 ’12 due to higher volumes in asset servicing business • Other expenses increased from Q3 ’12 due to higher legal and regulatory costs Strong Expense Control in a Challenging Revenue Environment (1) Results presented on an operating basis, a non-GAAP presentation. Refer to the addendum included with this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. $ in millions Q4'12 Q3'12 Q4'11 Compensation and employee benefits 915$ (0.1)% 4.9% Information systems and communications 234 10.9 20.0 Transaction processing services 179 5.3 - Occupancy 121 5.2 4.3 Other 265 5.2 (3.3) Total operati g-basis expenses 1,714$ 3.0% 4.8% % change

12 Balance Sheet Strategy and Investment Portfolio Highlights Balance Sheet Strategy Guidelines Invest in high quality assets • Invest through the cycle • Solid credit profile: 90% AAA / AA-rated • Diversify by asset class and geography Prudently manage balance sheet within risk appetite • Portfolio duration: 1.7 years • Target fixed-rate securities to be approximately 45% of total investment portfolio • Target duration gap of 1/4 - 1/2 year Maintain a strong capital position • Optimize the balance sheet under proposed Basel III requirements • Manage the investment portfolio for capital efficiency, risk appetite and appropriate return Fourth Quarter Highlights(1) • Portfolio $120 billion(2), up from $115 billion at end of Q3 • Credit profile: 89% AAA / AA • Portfolio duration: 1.7 years • Portfolio: 47% fixed/53% floating • Unrealized after-tax MTM gain: $698 million • Discount accretion of $52 million during the quarter related to former conduit assets; approximately $770 million expected to accrue over the remaining terms of the conduit securities(3) • Purchased $11.0 billion during the fourth quarter; average yield: 1.75% • Duration gap: 0.36 years (1) At period-end. (2) See addendum included with this presentation for a description of the investment portfolio. (3) Based on numerous assumptions, including holding the securities to maturity, anticipated prepayment speeds, credit quality and sales.

13 Capital (1) All capital ratios in this presentation refer to State Street Corporation and not State Street Bank and Trust Company. Total risk-based capital, or total capital, tier 1 risk-based capital, or tier 1 capital, and tier 1 leverage ratios are calculated in accordance with currently applicable regulatory requirements. The TCE and tier 1 common ratios are described in the addendum included with this presentation. (2) Basel III capital ratios reflect the impact, along with reconciliations applicable thereto, estimated by State Street, of the Notices of Proposed Rulemaking (NPRs) issued by federal banking regulators in June 2012 regarding capital, primarily the application of the Simplified Supervisory Formula Approach (SSFA). The capital rules in the NPR are not final. These estimates are subject to change based on regulatory clarifications, further analysis, the results of industry comment on the NPRs and other factors. Refer to the addendum included with this presentation for information concerning the specified capital ratios and for reconciliations of the Basel III tier 1 common ratio to the tier 1 common ratio calculated under currently applicable regulatory guidelines. Fourth Quarter Highlights • Maintained strong capital position • In Q4 ’12, purchased 10.9 million common shares at an average per share price of $43.99 for a total cost of $480 million • $360 million remaining available for purchase under the $1.8 billion stock purchase program, effective through March 31, 2013 • No preferred dividend in the fourth quarter due to the timing of the fixed- rate perpetual preferred stock issued in Q3 ’12 Returning Capital to Shareholders is a Priority Capital Ratios at December 31, 2012(1) Total capital 20.6% Tier 1 capital 19.1% Tier 1 leverage 7.1% Tier 1 common 17.1% TCE 7.2% Pro forma Basel III tier 1 common ratio at December 31, 2012(2) Estimated pro forma tier 1 common ratio under Basel III NPRs, as of December 31, 2012. 10.8% Estimated pro for a tier 1 common ratio under Basel III NPRs, as of Decembe 31, 2012, including estimated effects of scheduled run-off and anticipated reinvestment through January 1, 2015. 11.9%

14 Outlook for 2013 Expectations include: • A challenging market environment – Cautious outlook due to uncertainty related to U.S. budgetary issues and continuing European uncertainty – Equity markets – S&P 500 average to increase approximately 5% above the 2012 daily average – EAFE to increase approximately 2% above the 2012 daily average – Worldwide interest rates to remain at current levels through 2013 • Market-driven revenue results to remain mixed(1) – Operating-basis net interest revenue to be constrained – Operating-basis NIM expected in the range of 1.30% to 1.40%; interest earning assets to increase 1%-4% – Trading services environment to remain challenged • Continued diligent expense controls – Achieve incremental pre-tax savings(2) from Business Operations and IT Transformation program of approximately $220 million in 2013 and approximately $140 million in 2014, on track with previous guidance – Continued diligence in reducing expenses across the business – Achieve positive operating leverage on a full-year basis(3) • Lower operating-basis(1) compensation and benefit expense-to-revenue ratio for full-year 2013 • Tax rate expected to increase slightly to be the range of 23%-25% • Optimization of strong capital position and return of capital to shareholders (1) Operating-basis is a non-GAAP presentation. Refer to addendum included with this presentation for explanations of our non-GAAP financial measures. (2) Estimated pre-tax expense savings relate only to the Business Operations and Information Technology Transformation program and are based on projected improvement from total 2010 operating-basis expenses of $6.18 billion; actual total expenses of the Company have increased since 2010, and may in the future increase or decrease, due to other factors. (3) Operating leverage is defined as the rate of growth of total revenue less the rate of growth of total expenses, each as determined on an operating basis.

15 ADDENDUM A. Investment Portfolio B. Impact of Tax-Advantaged Investments Tax-Equivalent Adjustment on Operating-Basis (Non-GAAP) Financial Results for the Quarters Ended December 31, 2012, September 30, 2012 and December 31, 2011 C. Non-GAAP Measures and Capital Ratios Pages 16-22 23-24 25

16 A. Investment Portfolio

17 Portfolio amounts are expressed at Book Value; Book Value includes the amortized cost of transferred securities at the time they were transferred. OECD=Organization for Economic Cooperation and Development FFELP=Federal Family Education Loan Program Government / Agency Structured Securities Unsecured Credit Treasuries Agency debentures Agency mortgages Small Business Administration loans OECD governments FFELP student loans Asset-backed securities (ABS) Mortgage-backed securities (MBS) Commercial mortgage-backed securities (CMBS) Covered bonds Corporate bonds Municipals $56 billion $47 billion $17 billion Investment Portfolio Assets: Investment Portfolio as of December 31, 2012

STATE STREET.

Investment Portfolio

Investment Portfolio Detail as of December 31, 2012

- 88.8% AAA / AA-rated
- Constructed to perform well through periods of economic weakness
- Unrealized after-tax available for sale (AFS) and held to maturity (HTM) mark to market (MTM) gain = $698M(1)
- Assets selected using rigorous credit process
- Diversified by asset class and geography

US$ in billions	US Treasuries & Agencies(2)	AAA	AA	A	BBB	<BBB	Not Rated(3)	Total	Unrealized After-tax MTM Gain / (Loss) ($M)
12/31/12	$37.6	$45.9	$23.3	$7.9	$3.3	$2.1	$0.1	$120.2	$698
	31.3%	38.2%	19.3%	6.6%	2.7%	1.8%	0.1%	100.0%	
12/31/11	$32.6	$49.9	$15.5	$7.0	$2.5	$2.2	$0.1	$109.8	$(374)
	29.7%	45.4%	14.1%	6.4%	2.3%	2.0%	0.1%	100.0%	
12/31/10		$74.8	$10.6	$5.5	$2.3	$1.9	$0.2	$95.3	$(504)
		78.5%	11.1%	5.8%	2.4%	2.0%	0.2%	100.0%	
12/31/09		$67.9	$11.3	$6.8	$3.5	$7.5	$0.3	$97.3	$(2,286)
		69.7%	11.6%	7.0%	3.6%	7.8%	0.3%	100.0%	
12/31/08		$62.0	$8.8	$3.9	$2.9	$0.8	$0.4	$78.8	$(6,316)
		78.6%	11.1%	4.9%	3.7%	1.1%	0.6%	100.0%	

Portfolio amounts are expressed at Book Value; Book Value includes the amortized cost of transferred securities at the time they were transferred.

(1) At 12/31/12: After-tax Unrealized MTM gain/(loss) includes after-tax unrealized gain on securities available for sale of $708 million, after-tax unrealized gain on securities held to maturity of $178 million and after-tax unrealized loss primarily related to securities previously transferred from available for sale to held to maturity of $(188) million.

(2) Beginning in August 2011, US Treasuries and Agencies/Agency MBS became split rated – AAA by Moody's and AA by S&P. For dates after August 2011, these securities are classified separately in the table above and not included in either the AAA or AA classifications.

(3) Certain securities previously categorized as Not Rated, are now included in the AAA category, based on Moody's/S&P ratings.

18

STATE STREET

Investment Portfolio

Holdings by Asset Class as of December 31, 2012

Investment	UST / AGY	AAA	AA	A	BBB	<BBB	Not Rated	Book Value ($B)	Book Value (% Total)	Unrealized After-tax MTM Gain / (Loss) ($M)	Fixed Rate / Floating Rate
	Ratings[1]										
Government/Agency securities	65%	20%	15%	—	—	—	—	9.0	7.5	8	91% / 9%
Asset-backed securities	—	65%	27%	5%	1%	2%	—	53.8	44.7	(84)	5% / 95%
Mortgage-backed securities	93%	1%	1%	2%	1%	2%	—	34.0	28.3	366	85% / 15%
Commercial mortgage-backed securities	2%	76%	13%	8%	—	1%	—	5.3	4.4	103	73% / 27%
Corporate bonds	—	—	13%	54%	33%	—	—	6.7	5.6	181	97% / 3%
Covered bonds	—	100%	—	—	—	—	—	1.4	1.2	15	34% / 66%
Municipal bonds	—	11%	71%	14%	3%	—	1%	4.7	3.9	112	98% / 2%
Clipper tax-exempt bonds/other	—	54%	45%	—	—	—	1%	5.3	4.4	(3)	26% / 74%
TOTAL PORTFOLIO	31%	38%	19%	7%	3%	2%	0%	120.2	100.0	698[2]	47% / 53%

Portfolio amounts are expressed at Book Value; Book Value includes the amortized cost of transferred securities at the time they were transferred.

(1) US Treasuries and Agencies/Agency MBS are split rated - AAA by Moody's and AA+ by S&P. These securities are classified separately in the table above and not included in either the AAA or AA classifications.

(2) At 12/31/12: After-tax Unrealized MTM gain/(loss) includes after-tax unrealized gain on securities available for sale of $708 million, after-tax unrealized gain on securities held to maturity of $178 million and after-tax unrealized loss primarily related to securities previously transferred from available for sale to held to maturity of $(188) million.

19

20 Ratings(1) Book Value ($B) Book Value (% Total) Unrealized After-tax MTM Gain / (Loss) ($M) Investment UST / AGY AAA AA A BBB <BBB Not Rated Student Loans — 27% 69% 3% — 1% — 16.8 31.2 (258) Credit Cards — 98% — 1% 1% — — 11.6 21.6 48 Auto/Equipment — 99% — — — 1% — 4.7 8.7 12 Foreign RMBS — 80% 6% 12% — 2% — 14.3 26.6 141 CLOs — 61% 38% — — 1% — 4.3 8.0 73 Sub-Prime — 3% 10% 19% 16% 52% — 1.5 2.8 (100) HELOC — — 21% — — 79% — 0.1 0.2 (8) Other — — 18% 46% 35% 1% — 0.5 0.9 8 TOTAL ABS — 65% 27% 5% 1% 2% — 53.8 100.0 (84) Portfolio amounts are expressed at Book Value; Book Value includes the amortized cost of transferred securities at the time they were transferred. 1) US Treasuries and Agencies/Agency MBS are split rated - AAA by Moody’s and AA+ by S&P. These securities are classified separately in the table above and not included in either the AAA or AA classifications. RMBS = Residential Mortgage Backed Securities; CLO = Collateralized Loan Obligation; HELOC = Home Equity Line of Credit Investment Portfolio Asset-backed Securities Holdings as of December 31, 2012

21 Ratings(1) Book Value ($B) Book Value (% Total) Unrealized After-tax MTM Gain / (Loss) ($M) Investment UST / AGY AAA AA A BBB <BBB Not Rated Agency MBS 100% — — — — — — 31.7 80.7 366 Non-Agency MBS — 21% 10% 23% 12% 34% — 2.3 5.8 0 CMBS 2% 76% 13% 8% — 1% — 5.3 13.5 103 TOTAL MBS 81% 11% 2% 3% 1% 2% — 39.3 100.0 469 (1) US Treasuries and Agencies/Agency MBS are split rated - AAA by Moody’s and AA+ by S&P. These securities are classified separately in the table above and not included in either the AAA or AA classifications. Investment Portfolio Mortgage-backed Securities Holdings as of December 31, 2012

22 December 31, 2012 Book Book Value ($ billion) Value Average Gov't/ (1) ABS ABS Corporate Covered ($B) Rating Agency FRMBS All Other Bonds Bonds Other United Kingdom 10.9 AAA - 8.1 2.2 0.4 0.2 - Australia 6.3 AA - 3.1 1.3 0.2 0.4 1.3 Netherlands 2.9 AAA - 2.6 0.2 0.1 - - Canada 2.2 AAA 1.8 - - 0.3 0.1 - Germany 1.8 AAA - - 1.8 - - - Japan 1.2 AA 1.1 - - 0.1 - - France 1.3 AAA - - 0.8 0.2 0.3 - Italy 0.3 BBB - 0.1 - 0.2 - - Spain 0.3 BBB - 0.2 0.1 - - - Finland 0.3 AAA - - - - 0.3 - Ireland 0.1 B - 0.1 - - - - Portugal 0.1 BB - 0.1 - - - - Korea 0.3 AA 0.3 - - - - - Norway 0.2 AAA - - 0.1 - 0.1 - Other 0.4 AA - - 0.2 0.2 - - Non-US Investments 28.6 3.2 14.3 6.7 1.7 1.4 1.3 US Investments 91.6 Total Portfolio 120.2 Non-US Investments: Ratings Non-US Investments: Asset Class (2) (1) Sovereign debt is reflected in the government agency column (2) Country of collateral except for Corporates, where country of issuer is used Excludes equity securities of approximately $0.1 billion (1) Investment Portfolio Non-US Investment Summary as of December 31, 2012 AAA 77.4% AA 9.9% A 9.4% BBB 2.4% BB 0.4% <BB 0.5% NR 0.0% Gov't/Agency 11.2% ABS: FRMBS 50.0%ABS: All Other 23.4% Corp 5.9% Cov'd 4.9% Other 4.6%

23 B. Impact of Tax-Advantaged Investments Tax-Equivalent Adjustment on Operating- Basis (Non-GAAP) Financial Results for the Quarters Ended December 31, 2012, September 30, 2012 and December 31, 2011

STATE STREET.

Impact of Tax-Advantaged Investments (TAI) Tax-Equivalent Adjustment (TEA) on Operating-Basis (Non-GAAP) Financial Results for the Quarters Ended December 31, 2012, September 30, 2012 and December 31, 2011(1)

We invest in low-income housing and alternative energy projects, which generate tax credits. Our amortization of these tax-advantaged investments is recorded as a reduction of processing fees and other revenue. For operating-basis (non-GAAP) reporting, this revenue reflects a non-GAAP tax-equivalent adjustment related to the tax credits generated by the investments. This non-GAAP presentation is similar to adjustments to net interest revenue generated by tax-exempt investment securities; such adjustments enable management to compare revenue from all investments on an equivalent (pre-tax) basis. A corresponding non-GAAP adjustment is recorded in income tax expense, resulting in zero impact on operating-basis net income.

$ in millions, except per share data	Q4 '12 Without TAI-TEA	Q4 '12 TAI-TEA Adj	Q4 '12 Operating-Basis	Q3 '12 Without TAI-TEA	Q3 '12 TAI-TEA Adj	Q3 '12 Operating-Basis	Q4 '11 Without TAI-TEA	Q4 '11 TAI-TEA Adj	Q4 '11 Operating-Basis
Processing and Other	$ 79	$ 36	$ 115	$ 45	$ 39	$ 84	$ 45	$ 15	$ 60
Total Revenue	2,427	36	2,463	2,348	39	2,387	2,286	15	2,301
Total Expenses	1,714	-	1,714	1,664	-	1,664	1,636	-	1,636
Income Taxes	191	36	227	192	39	231	186	15	201
Net Income Available to Common Shareholders	$ 521	-	$ 521	$ 473	-	$ 473	$ 454	-	$ 454
EPS	$ 1.11	-	$ 1.11	$ 0.99	-	$ 0.99	$ 0.93	-	$ 0.93
Pre-tax Margin	29.5%	1.0 %	30.5%	29.1%	1.2 %	30.3%	28.5%	0.4 %	28.9%
Operating Leverage(2)				40 bps		20 bps	140 bps		220 bps
Compensation and Benefits-to-Revenue Ratio	37.7%	(0.5)%	37.2%	39.0%	(0.6)%	38.4%	38.1%	(0.2)%	37.9%

(1) Results presented on an operating basis, a non-GAAP presentation. Refer to the addendum included with this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information.

(2) Operating leverage is defined as the rate of growth of total revenue less the rate of growth of expenses, each as determined on an operating basis.

24

25 C. Non-GAAP Measures and Capital Ratios Refer to the addendum linked to this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. To access the addendum Click Here.